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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Yahoo! Inc. of our report dated January 8, 1999, except as to the stock split described in Note 1 which is as of February 8, 1999, relating to the consolidated financial statements and financial statement schedules appearing in Yahoo! Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998, as amended on April 29, 1999, and our report dated January 8, 1999, except as to the stock split described in Note 1 which is as of February 8, 1999 and the poolings of interests with GeoCities, Encompass, Inc., and Online Anywhere and the reincorporation as described in Note 1 and Note 11 which are as of May 28, 1999, relating to to the supplementary consolidated financial statements of Yahoo! Inc. We also consent to the references to us under the headings "Experts" and "Selected Supplementary Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

San Jose, California
June 8, 1999